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EXHIBIT 99.B10

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 23 to Registration Statement No. 33-39100 of MetLife Investors Variable Annuity Account One of MetLife Investors Insurance Company (the Company) on Form N-4 of our report dated March 7, 2003, relating to the consolidated financial statements of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142), and our report dated April 4, 2003, relating to the financial statements of the sub-accounts of MetLife Investors Variable Annuity Account One, appearing in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
April 25, 2003